Exhibit B

Directors and Executive Officers of TAFE

Set forth below are the (i) name, (ii) title, (iii) country of citizenship, (iv) principal occupation, (v) principal business address, (vi) ownership of Common Stock and (vii) transactions in Common Stock during the past 60 days (if any) of each of the directors and executive officers of TAFE.

Name	Title	Country of Citizenship	Principal Occupation	Principal Business Address	Ownership of Common Stock	Transactions in Common Stock during the past 60 days

Mallika Srinivasan	CEO and Chairman	India	Chief Executive	No. 35/77 Nungambakkam High Road, Chennai 600 034	15,067 (1)	None.

N. Srinivasan	Director	India	Chartered Accountant	T.18/1, Sixth Avenue, Besant Nagar, Chennai 600 090	None.	None.

V. P. Ahuja	Director	India	European Operations	No. 35/77 Nungambakkam High Road, Chennai 600 034	None.	None.

R. C. Banka	President & Deputy CEO	India	Operations	No. 35/77 Nungambakkam High Road, Chennai 600 034	None.	None.

P. B. Sampath	Director	India	Chartered Accountant	No. 35/77 Nungambakkam High Road, Chennai 600 034	None.	None.

Chittaranjan Dua	Director	India	Lawyer	88 Sundar Nagar, New Delhi 110 003	None.	None.
Gary L. Collar	Director	US	Senior Vice President, General Manager, Asia/Pacific and Africa of AGCO	4177 Tami Lane, Central Point, Oregon 97052	81,401
Disposal on February 15, 2019 of 5,000 shares of Common Stock at a price of $64.44 per share of Common Stock. Receipt on February 8, 2019 of 6,708 shares, 6,600 shares and 5,333 shares of Common Stock based upon satisfaction of certain vesting criteria for performance based awards in the 2016-2018, 2017-2019 and 2018-2020 performance cycles, respectively. Disposal on February 8, 2019 of 20,171 shares of Common Stock at a price of $63.40 per share of Common Stock. Receipt on January 22, 2019 of 3,468 restricted stock units. Receipt on January 22, 2019 of certain stock appreciation rights under the AGCO Corporation 2006 Long-Term Incentive Plan. (2)

M.L.S. Rao	Director	India	Operations	Rajeswari Apartments,’S’ Block, Chennai 600 034	None.	None.

Sankar Datta	Director	India	Chartered Accountant	8/1,Vaidya Rama Iyer Street, T.Nagar, Chennai – 600 017.	None.	None.

S. Chandramohan	President & Group CFO	India	Finance	No. 35/77 Nungambakkam High Road, Chennai 600 034	None.	None.

C P Sounderarajan	Company Secretary	India	Corporate Affairs	No. 35/77 Nungambakkam High Road, Chennai 600 034	None.	None.

T. R. Kesavan	Chief Operating Officer - Product Strategy & Corporate Relations	India	Product Marketing	No. 35/77 Nungambakkam High Road, Chennai 600 034	None.	None.

John Edwin	President & Chief Officer (Manufacturing Excellence & Supply Chain)	India	Manufacturing	No. 35/77 Nungambakkam High Road, Chennai 600 034	None.	None.

(1)	Does not include holdings of Common Stock of TAFE and TAFE Motors and Tractors, as disclosed in Item 5.

(2)
Based on reports on Form 4 filed on behalf of Mr. Collar with the SEC on January 24, 2019, February 12, 2019 and February 15, 2019. Common Stock received based upon vesting criteria for performance based awards represents the minimum number of shares that will be issued upon the completion of the applicable performance cycle based upon satisfaction of vesting criteria as of the time of receipt. Restricted stock units received will vest in three equal annual installments beginning on January 22, 2020. Each restricted stock unit represents the contingent right to receive one share of common stock.

Directors and Executive Officers of TAFE Motors and Tractors

Set forth below are the (i) name, (ii) title, (iii) country of citizenship, (iv) principal occupation, (v) principal business address, (vi) ownership of Common Stock and (vii) transactions in Common Stock during the past 60 days (if any) of each of the directors and executive officers of TAFE Motors and Tractors.

Name	Title	Country of Citizenship	Principal Occupation	Principal Business Address	Ownership of Common Stock	Transactions in Common Stock during the past 60 days

Mallika Srinivasan	CEO and Chairman	India	Chief Executive	No. 35/77 Nungambakkam High Road, Chennai 600 034	15,067 (1)	None.

Dr. Lakshmi Venu	Deputy Managing Director	India	Strategy & Operations	No. 35/77 Nungambakkam High Road, Chennai 600 034	None.	None.

N. Srinivasan	Director	India	Chartered Accountant	T.18/1, Sixth Avenue, Besant Nagar, Chennai 600 090	None.	None.

Sankar Datta	Director	India	Chartered Accountant	8/1, Vaidya Rama Iyer street, T.Nagar, Chennai – 600 017.	None.	None.

R. C. Banka	Director	India	Operations	No. 35/77 Nungambakkam High Road, Chennai 600 034	None.	None.

P B Sampath	Director	India	Chartered Accountant	31/1, Bhagirathi Ammal Street, T.Nagar Chennai – 600017.	None.	None.

N S Swaminathan	Director	India	International Business	No.35/77 Nungambakkam High Road, Chennai – 600 034.	None.	None.

S. Chandramohan	Director	India	Finance	No. 35/77 Nungambakkam High Road, Chennai 600 034	None.	None.

C P Sounderarajan	Company Secretary	India	Corporate Affairs	No. 35/77 Nungambakkam High Road, Chennai 600 034.	None.	None.

T. R. Kesavan	Chief Operating Officer - Product Strategy & Corporate Relations	India	Product Marketing	No. 35/77 Nungambakkam High Road, Chennai 600 034	None.	None.

V. P. Arya	Sr. Vice President	India	Finance	Plot No. 1, Sector D Industrial	None.	None.
Area, Mandideep 462 046

Alok Mam	Sr.Vice President	India	Manufacturing & Supply Chain	Plot No. 1, Sector D Industrial Area, Mandideep – 462 046	None.	None.

N. Subramanian	Sr. Vice President	India	Marketing	Plot No. 1, Sector D Industrial Area, Mandideep 462046	None.	None.

(1) Does not include holdings of Common Stock of TAFE and TAFE Motors and Tractors, as disclosed in Item 5.